UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 22, 2010

Date of earliest event reported: December 21, 2010

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 21, 2010, the Company issued a press release announcing the closing of an acquisition of Mid-continent oil assets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by the Company under the Exchange Act and the Securities Act of 1933.

Item 8.01	Other Events.

Constellation Energy Partners LLC (the “Company”) announced that it acquired from a private seller, effective November 1, 2010, non-operated oil properties in northern Kansas and southern Nebraska for an all cash purchase price of approximately $5.9 million. The properties currently produce approximately 126 barrels of oil equivalent per day from 36 wells. Proved reserves are estimated to be 170,000 barrels of oil equivalent, of which approximately 81% are classified as proved developed producing. The transaction closed December 21, 2010 and was funded with cash on hand.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: December 22, 2010	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 21, 2010.